Exhibit 10.3

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (the “Agreement”), dated as of May 12, 2022, is made by and between Vinco Ventures, Inc., a Nevada corporation, with headquarters located at 6 North Main Street, Fairport, NY 14450 (the “Company”), and the investor listed on the signature page attached hereto (the “Holder”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the applicable Outstanding Warrants (as defined below).

A. Pursuant to that certain (i) Securities Purchase Agreement dated as of July 22, 2021 by and between the Company and the Holder (as amended, the “July 2021 SPA”), the Company sold to the Holder senior secured convertible notes (the “July 2021 Notes”) convertible into shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), (ii) Warrant Exercise Agreement dated as of November 11, 2021 by and between the Company and the Holder (as amended, the “November 2021 WEA”), the Company sold to the Holder warrants representing the right to acquire shares of Common Stock at an initial exercise price of $4.527 (the “Existing November 2021 Exercise Price”), subject to adjustments as provided therein and herein (as amended, including pursuant to the terms hereof, the “November 2021 Warrants”) and (iii) Warrant Exercise Agreement dated as of December 20, 2021 by and between the Company and the Holder (as amended, the “December 2021 WEA”), the Company sold to the Holder warrants representing the right to acquire shares of Common Stock at an initial exercise price of $3.2653 (the Existing December 2021 Exercise Price”), subject to adjustments as provided therein and herein (as amended, including pursuant to the terms hereof, the “December 2021 Warrants” and together with the November 2021 Warrants, the “Outstanding Warrants”).

B. Pursuant to the terms and conditions set forth herein, the Company and the Holder desire: (i) to exchange (x) such number of November 2021 Warrants that is the lesser of (A) the number of November 2021 Warrants held by the Holder as of the date hereof and (B) the number of November 2021 Warrants exchanged by the Holder pursuant to Section 1(a) hereof without violating the Maximum Percentage as set forth on the Holder’s signature page attached hereto (the “Initial November 2021 Exchanged Warrants”) of Common Stock and (y) such number of December 2021 Warrants that is the lesser of (A) the number of December 2021 Warrants held by the Holder as of the date hereof and (B) the number of December 2021 Warrants exchanged by the Holder pursuant to Section 1(a) hereof without violating the Maximum Percentage as set forth on the Holder’s signature page attached hereto (the “Initial December 2021 Exchanged Warrants” and together with the Initial Exchanged November 2021 Warrants, the “Initial Exchanged Warrants” and the shares of Common Stock issued upon such exchange of the Initial Exchanged December 2021 Warrants, the “Initial December 2021 Exchanged Warrant Shares” and together with the Initial Exchanged November 2021 Warrant Shares, the “Initial Exchanged Warrant Shares”) of Common Stock.

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NOW THEREFORE, in consideration of the foregoing mutual premises and the covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt, and legal adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	EXCHANGE OF NOVEMBER 2021 WARRANTS AND DECEMBER 2021 WARRANTS.

(a) Subject to the satisfaction (or waiver) of the conditions set forth in Sections 4 and 5 below, the Company and the Holder hereby agree that:

(i) on the Closing Date, each of the Holder’s Initial November 2021 Exchanged Warrants shall be exchanged into 77% of a share of Common Stock (such ratio, the “November 2021 Exchange Ratio” and the shares of Common Stock issued upon such exchange of the Initial Exchanged November 2021 Warrants, the “Initial November 2021 Exchanged Warrant Shares”);

(ii) on the Closing Date, each of the Holder’s Initial December 2021 Exchanged Warrants shall be exchanged into 81% of a share of Common Stock (such ratio, the “December 2021 Exchange Ratio” the shares of Common Stock issued upon such exchange of the Initial Exchanged November 2021 Warrants, the “Initial December 2021 Exchanged Warrant Shares”); and

(iii) the Company shall issue and deliver to the Holder the Initial November 2021 Exchanged Warrant Shares and the Initial December 2021 Exchanged Warrant Shares.

(b) To the extent the number of Outstanding Warrants held by the Holder was not exchanged in full pursuant to Section 1(a) because of clause (B) of the definition of the applicable Initial Exchanged Warrant definition set forth in Recital B hereof, the Holder shall be entitled to exchange any remaining Outstanding Warrants held by the Holder at the November 2021 Exchange Ratio or December 2021 Exchange Ratio, as applicable, from time to time at any time on or prior to the sixtieth (60th) day immediately following the Shareholder Approval Date (as defined hereinafter). As used herein, the “Shareholder Approval Date” means the later of the dates that the Company obtains the approval of its shareholders (i) for the issuance of all the shares of Common Stock issuable pursuant to this Agreement without giving effect to any limitation on exercise set forth in the Outstanding Warrants or herein and without giving effect to the 19.99% Cap (as defined below) and (ii) of the Stockholder Resolutions (as defined in each of the November 2021 WEA and the December 2021 WEA) and effects any related amendment to its Articles of Incorporation to give effect to such Stockholder Resolutions.

(c) Upon the Shareholder Approval Date and for a period of sixty (60) days thereafter:

(i) the Company shall on or prior to the second (2nd) Business Day following the Shareholder Approval Date deliver to the Holder to an additional number of Additional November 2021 Exchanged Warrant Shares as additional consideration for the exercise of the Initial November 2021 Exchanged Warrants and the Additional November 2021 Exchanged Warrants issued pursuant to Section 1(a) and Section 1(b), respectively, equal to equal to 7.0% of the sum of (x) the Holder’s Initial November 2021 Exchanged Warrants and (y) the Holder’s Additional November 2021 Exchanged Warrants;

(ii) each November 2021 Warrants may from time to time be exchanged for 42% of a November 2021 Exchanged Warrant Share, which the Company shall be required to issue and deliver to the Holder on or prior to the second (2nd) Business Day following the date the Holder delivers a notice to the Company requesting an exchange; and

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(iii) the Company shall on or prior to the second (2nd) Business Day following the Shareholder Approval Date deliver to the Holder to an additional number of Additional December 2021 Exchanged Warrant Shares as additional consideration for the exercise of the Initial December 2021 Exchanged Warrants and the Additional December 2021 Exchanged Warrants issued pursuant to Section 1(a) and Section 1(b), respectively, equal to 7.0% of the sum of (x) the Holder’s Initial December 2021 Exchanged Warrants and (y) the Holder’s Additional December 2021 Exchanged Warrants; and

(iv) each December 2021 Warrants may from time to time be exchanged for 42% of a December 2021 Exchanged Warrant Share, which the Company shall be required to issue and deliver to the Holder on or prior to the second (2nd) Business Day following the date the Holder delivers a notice to the Company requesting an exchange.

(d) Notwithstanding anything herein to the contrary, the Company, at its option, may from time to time elect (such election, a “Cash Election”) to settle any portion of any exchange pursuant to Section 1(b) or Section 1(c) in cash or in a combination of cash and Additional Exchanged Warrant Shares or Subsequent Exchanged Warrant Shares, as applicable, by giving written notice (a “Cash Election Notice”) thereof to the Holder, except that to the extent any settlement of such exchange shall violate Section 1(e) or if the Company is not otherwise able to deliver to the Holder the Additional Exchanged Warrant Shares or Subsequent Exchanged Warrant Shares, as applicable (other than due to the Maximum Percentage), the Company shall be required to settle such exchange by delivering cash to such extent; provided, further, that to the extent the Company delivers a Cash Election Notice to the Holder, the amount of cash payable by the Company to the Holder per Additional Exchanged Warrant Shares or Subsequent Exchanged Warrant Shares, as applicable, otherwise deliverable by the Company to the Holder shall equal the VWAP of the Common Stock on the Trading Day immediately prior to the date the Holder delivers a notice requesting an exchange and shall be payable by wire transfer of immediately available funds pursuant to the wire instructions delivered by the Holder to the Company in writing; provided, further, that any Cash Election shall only take effect on and after the fifth (5th) Business Day that the Company delivers the related Cash Election Notice to the Holder; provided, further, that the Company may at any time give a subsequent notice overriding any prior Cash Election which shall take effect on and after the fifth (5th) Business Day that the Company delivers the related Cash Election Notice to the Holder.

(e) Until the date the Company obtains the approval of its shareholders for the (i) exchange of the November 2021 Warrants for the November 2021 Exchange Warrants pursuant to the terms and conditions set forth herein and (ii) exchange of the December 2021 Warrants for the December 2021 Exchange Warrants pursuant to the terms and conditions set forth herein, no shares issued or issuable pursuant to this Section 1 with respect to the Outstanding Warrants shall in the aggregate exceed 37,591,713 shares of Common Stock (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction relating to the Common Stock occurring after the date hereof) (the “19.99% Cap”).

(f) Any notice submitted by the Holder to exchange Exchanged Warrants pursuant to this Section 1 shall be deemed an Exercise Notice under the applicable Exchanged Warrants and accordingly, upon delivery of any such notice (i) the Holder shall be deemed for all corporate purposes to have become the holder of record of the related Exchanged Warrant Shares and (ii) the Company shall be required to deliver the related Exchanged Warrant Shares upon the applicable Share Delivery Date and any failure to do so will entitle the Holder to all remedies set forth in the Exercised Warrants.

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(g) As used herein:

i. “Additional December 2021 Exchanged Warrants” means the December 2021 Warrants exchanged after the Closing Date but prior to the Shareholder Approval Date.

ii “Additional December 2021 Exchanged Warrant Shares” means the shares of Common Stock issued or issuable upon exercise of the Additional December 2021 Exchanged Warrants.

iii. “Additional Exchanged Warrants” means the Additional November 2021 Exchanged Warrants and the Additional December 2021 Exchanged Warrants.

iv. “Additional Exchanged Warrant Shares” means the shares of Common Stock issued or issuable upon exercise of the Additional Exchanged Warrants.

v. “Additional November 2021 Exchanged Warrants” means the November 2021 Warrants exchanged after the Closing Date but prior to the Shareholder Approval Date.

vi. “Additional November 2021 Exchanged Warrant Shares” means the shares of Common Stock issued or issuable upon exercise of the Additional November 2021 Exchanged Warrants.

vii. “Exchanged Warrants” means the Initial Exchanged Warrants, the Additional Exchanged Warrants and the Subsequent Exchanged Warrants, collectively.

viii. “Exchanged Warrant Shares” means the Initial Exchanged Warrant Shares, the Additional Exchanged Warrant Shares and the Subsequent Exchanged Warrant Shares, collectively.

ix. “December 2021 Exchanged Warrant Shares” means the shares of Common Stock issued or issuable upon exercise of the December 2021 Exchanged Warrants.

x. “December 2021 Exchanged Warrants” means the Initial December 2021 Exchanged Warrants, the Additional December 2021 Exchanged Warrants and the Subsequent December 2021 Exchanged Warrants, collectively.

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xi. “November 2021 Exchanged Warrant Shares” means the shares of Common Stock issued or issuable upon exercise of the November 2021 Exchanged Warrants.

xii. “November 2021 Exchanged Warrants” means the Initial November 2021 Exchanged Warrants, the Additional November 2021 Exchanged Warrants and the Subsequent November 2021 Exchanged Warrants, collectively.

xiii. “Subsequent December 2021 Exchanged Warrants” means the December 2021 Warrants exchanged on or after the Shareholder Approval Date.

xiv. “Subsequent December 2021 Exchanged Warrant Shares” means the shares of Common Stock issued or issuable upon exercise of the Subsequent December 2021 Exchanged Warrants.

xv. “Subsequent Exchanged Warrants” means the Subsequent November 2021 Exchanged Warrants and the Subsequent December 2021 Exchanged Warrants.

xvi. “Subsequent Exchanged Warrant Shares” means the shares of Common Stock issued or issuable upon exercise of the Subsequent Exchanged Warrants.

xvii. “Subsequent November 2021 Exchanged Warrants” means the November 2021 Warrants exchanged on or after the Shareholder Approval Date.

xviii. “Subsequent November 2021 Exchanged Warrant Shares” means the shares of Common Stock issued or issuable upon exercise of the Subsequent November 2021 Exchanged Warrants.

2.	EXCHANGE; CLOSING.

(a) Procedure. At or before the Closing, the Company shall issue to the Holder in book-entry form, any Initial November 2021 Exchanged Warrant Shares and Initial December 2021 Exchanged Warrant Shares.

(b) Closing. The date and time of the closing (the “Closing”) of the transactions specified in Sections 1 and 2(a) above (the “Closing Date”) shall be 9:00 a.m., New York City time, on May 19, 2022, subject to the notification of satisfaction (or waiver) of the conditions to Closing set forth in Sections 4 and 5 hereof. The Closing shall occur at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022 and may be undertaken remotely by electronic exchange of documentation.

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3.	REPRESENTATIONS, AGREEMENTS, WARRANTIES AND COVENANTS.

(a) Holder Representations, Warranties and Covenants. The Holder hereby represents and warrants to the Company that:

(i) Authorization; Enforcement; Validity. The Holder has the power and authority to execute and deliver this Agreement and perform its obligations hereunder; and this Agreement and the transactions contemplated hereby have been duly authorized by the Holder. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Holder and shall constitute the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(ii) No Conflicts. The execution, delivery and performance by the Holder of this Agreement and the consummation by the Holder of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Holder or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

(b) Company Representations, Warranties and Covenants. The Company hereby represents, warrants, agrees and covenants, as applicable, to and with the Holder that:

(i) Solvency. Neither the Company nor any of its subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have knowledge that its creditors or its subsidiaries’ creditors intend to initiate involuntary bankruptcy proceedings or knowledge of any fact which would reasonably lead a creditor to do so. The Company and its subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby will not be, Insolvent. As used herein, “Insolvent” means, with respect to any Person, (i) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total indebtedness, (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

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(ii) Organization and Qualification. Each of the Company and each of its subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries, individually or taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform any of its obligations hereunder.

(iii) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement). The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated thereby have been duly authorized by the Company’s Board of Directors and no further filing, consent or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement has been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(iv) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance of the Exchanged Warrant Shares) will not (i) result in a violation of the Company’s Certificate of Incorporation or Bylaws or other organizational documents of the Company or any of its subsidiaries, any capital stock of the Company or any of its subsidiaries or the articles of association or bylaws of the Company or any of its subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of Principal Market and including all applicable foreign, federal laws, rules and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected.

(v) Consents. The Company is not required to obtain any consent from, authorization or order of, or make any filing or registration with any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement in accordance with the terms hereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date, and the Company is unaware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings contemplated by this Agreement. The Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Stock in the foreseeable future. The issuance by the Company of the Exchanged Warrant Shares shall not have the effect of delisting or suspending the Common Stock from the Principal Market.

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(vi) Reservation of Shares. Notwithstanding anything to the contrary in any agreement entered into by the Company and the Holder prior to the date hereof, the Company hereby acknowledges and agrees that the 20,755,108 shares of Common Stock reserved by the Company on February 23, 2021 and the 62,697,548 shares of Common Stock reserved by the Company on July 22, 2021 (each as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction with respect to the Common Stock occurring after the date of this Agreement) are reserved for the benefit of the Holder, other than to the extent such shares have already been issued to the Holder, to be issued from time to time upon exercise and/or conversion of the Outstanding Warrants and/or the July 2021 Notes and/or any other securities to be issued to the Holder convertible into or exchangeable or exercisable for Common Stock after the date hereof until such time as no Outstanding Warrants, July 2021 Notes, or any other securities to be issued to the Holder convertible into or exchangeable or exercisable for Common Stock, remain outstanding.

(vii) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries, the Common Stock or any of the Company’s subsidiaries or any of the Company’s or its subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such.

(viii) SEC Filings. As of their respective filing dates, the Company’s filings with the SEC under the 1934 Act during the two (2) years prior to the date hereof (the “SEC Documents”), complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company represents that, as of the date hereof, no material event or circumstance has occurred which would be required to be publicly disclosed or announced on a Current Report on Form 8-K, either as of the date hereof or solely with the passage of time by the Company but which has not been so publicly announced or disclosed.

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(ix) Disclosure of Transactions and Other Material Information. The Company shall file a current report on Form 8-K (the “8-K Filing”) on or before 8:30 a.m., New York City time, on May 13, 2022, in the form required by the 1934 Act, relating to the transactions contemplated by this Agreement (including, without limitation, all schedules and exhibits to such agreement, if any) as an exhibit to such filing. From and after the filing of the 8-K Filing with the SEC, the Holder shall not be in possession of any material, nonpublic information received from the Company, any of its subsidiaries or any of their respective officers, directors, Affiliates, employees or agents, that is not disclosed in the 8-K Filing. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, Affiliates, employees or agents, on the one hand, and the Holder or any of its Affiliates, on the other hand, shall terminate and be of no further force or effect. The Company shall not, and shall cause each of its subsidiaries and its and each of their respective officers, directors, Affiliates, employees and agents, not to, provide the Holder with any material, nonpublic information regarding the Company or any of its subsidiaries from and after the date hereof without the express prior written consent of the Holder. To the extent that the Company, any of its subsidiaries or any of their respective officers, directors, Affiliates employees or agents delivers any material, non-public information to the Holder without the Holder’s express prior written consent, the Company hereby covenants and agrees that the Holder’s shall not have any duty of confidentiality to the Company, any of its subsidiaries or any of their respective officers, directors, Affiliates, employees or agents with respect to, or a duty to the Company, any of its subsidiaries or any of their respective officers, directors, Affiliates, employees or agents not to trade on the basis of, such material, non-public information. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of the Company.

(x) No Integration Actions. None of the Company, any of its Affiliates or any Person acting on behalf of the Company or such Affiliate will sell, offer for sale or solicit offers to buy in respect of any security (as defined in the 1933 Act) that would be integrated with the issuance of the Exchanged Warrant Shares in a manner that would require the registration under the 1933 Act of the issuance to the Holder or require shareholder approval under the rules and regulations of the Principal Market, and the Company will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the 1933 Act or the rules and regulations of the Principal Market.

(xi) Outstanding Shares. As of the date hereof, there are 188,052,593 shares of Common Stock issued and outstanding.

(xii) Investment Company Status. The Company is not, and upon consummation of the transactions contemplated hereunder will not be, an “investment company,” an affiliate of an “investment company, “ a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(xiii) Illegal or Unauthorized Payments; Political Contributions. Neither the Company nor any of its Subsidiaries nor, to the best of the Company’s knowledge (after reasonable inquiry of its officers and directors), any of the officers, directors, employees, agents or other representatives of the Company or any of its Subsidiaries or any other business entity or enterprise with which the Company or any Subsidiary is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (i) as a kickback or bribe to any Person or (ii) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company or any of its Subsidiaries.

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(xiv) Money Laundering. The Company and its Subsidiaries are in compliance with, and have not previously violated, the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, without limitation, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, but not limited, to (x) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (y) any regulations contained in 31 CFR, Subtitle B, Chapter V.

(xv) Acknowledgement Regarding Holder’s Trading Activity. It is understood and acknowledged by the Company that (i) following the public disclosure of the transactions contemplated by this Agreement, in accordance with the terms thereof, the Holder has not been asked by the Company or any of its Subsidiaries to agree, nor has the Holder agreed with the Company or any of its Subsidiaries, to desist from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of the Company, or “derivative” securities based on securities issued by the Company or to hold any securities for any specified term; (ii) the Holder, and counterparties in “derivative” transactions to which the Holder is a party, directly or indirectly, presently may have a “short” position in the Common Stock which was established prior to such Holder’s knowledge of the transactions contemplated by this Agreement; (iii) the Holder shall not be deemed to have any affiliation with or control over any arm’s-length counterparty in any “derivative” transaction; and (iv) the Holder may rely on the Company’s obligation to timely deliver shares of Common Stock upon conversion, exercise or exchange, as applicable, of the Exchanged Warrants as and when required pursuant to the terms thereof for purposes of effecting trading in the Common Stock of the Company. The Company further understands and acknowledges that following the public disclosure of the transactions contemplated by this Agreement pursuant to the 8-K Filing the Holder may engage in hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable shares of Common Stock) at various times during the period that the Exchanged Warrants or the shares of Common Stock issuable upon exercise thereof are outstanding, including, without limitation, during the periods that the value and/or number of the such shares of Common Stock deliverable thereunder are being determined and such hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable shares of Common Stock), if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement or any of the documents executed in connection herewith or therewith.

(xvi) Additional Registration Statements. Until the thirtieth (30th) calendar day after the Minimum Holding Date (as defined below) and at any time thereafter while any Registration Statement (as defined in each of the Registration Rights Agreements between the Company and the Holder dated as of February 23, 2021, May 24, 2021, June 4, 2021, July 22, 2021, August 18, 2021, September 1, 2021, November 11, 2021 and December 20, 2021) is not effective or the prospectus contained therein is not available for use or any Current Public Information Failure (as defined in each of the Registration Rights Agreements between the Company and the Holder dated as of February 23, 2021, May 24, 2021, June 4, 2021, July 22, 2021, August 18, 2021, September 1, 2021, November 11, 2021 and December 20, 2021) exists, notwithstanding anything herein to the contrary, the Company shall not file a registration statement or an offering statement under the 1933 Act relating to securities, other than for securities to be sold by the Holder and its Affiliates (other than a registration statement on Form S-8 or such supplements or amendments to registration statements that are outstanding and have been declared effective by the SEC as of the date hereof (solely to the extent necessary to keep such registration statements effective and available and not with respect to any Subsequent Placement (as defined in the July 2021 SPA)).

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(xvii) Additional Issuance of Securities. The Company agrees that for the period commencing on the date hereof and ending on the 30th calendar day after the Minimum Holding Date, neither the Company nor any of its Subsidiaries shall directly or indirectly issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the 1933 Act) or any Convertible Securities (as defined in the July 2021 SPA). Notwithstanding the foregoing, this Section 4(b)(xvi) shall not apply in respect of the issuance of (i) shares of Common Stock or standard options to purchase Common Stock to directors, officers or employees of the Company in their capacity as such pursuant to an Approved Stock Plan (as defined in the July 2021 SPA), provided that (1) all such issuances (taking into account the shares of Common Stock issuable upon exercise of such options) after the date hereof pursuant to this clause (i) do not, in the aggregate, exceed more than 10% of the Common Stock issued and outstanding immediately prior to the date hereof and (2) the exercise price of any such options is not lowered, none of such options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects the Holder; (ii) shares of Common Stock issued upon the conversion or exercise of Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) issued prior to the date hereof, provided that the conversion, exercise or other method of issuance (as the case may be) of any such Convertible Security is made solely pursuant to the conversion, exercise or other method of issuance (as the case may be) provisions of such Convertible Security that were in effect on the date immediately prior to the date of this Agreement, the conversion, exercise or issuance price of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) is not lowered, none of such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are otherwise materially changed in any manner that adversely affects the Holder; (iii) the Conversion Shares (as defined in the July 2021 SPA), and (iv) the Warrant Shares (as defined in the July 2021 SPA), the August Warrant Shares (as defined in that certain Warrant Exercise Agreement, dated as of August 18, 2021), the September Warrant Shares (as defined in that certain Warrant Exercise Agreement dated as of September 1, 2021 by and between the Company and the Holder, as amended), the November Warrant Shares (as defined in the November 2021 WEA) and the December Warrant Shares (as defined in the December 2021 WEA) (each of the foregoing in clauses (i) through (iv), collectively the “Excluded Securities”). “Approved Stock Plan” means any employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which shares of Common Stock and standard options to purchase Common Stock may be issued to any employee, officer or director for services provided to the Company in their capacity as such.

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(xviii) Removal of Legends. Certificates evidencing any (x) Initial December 2021 Exchanged Warrant Shares, (y) Additional December 2021 Exchanged Warrant Shares issued prior to June 20, 2022 or (z) Subsequent December 2021 Exchanged Warrant Shares issued prior to June 20, 2022, shall not be required to contain any legend (i) while a registration statement (including a Registration Statement (as defined in the November 2021 RRA (as defined below) and the December 2021 RRA (as defined below))) covering the resale of such Exchanged Warrant Shares is effective under the 1933 Act, (ii) following any sale of such Exchanged Warrant Shares pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), (iii) if such Exchanged Warrant Shares are eligible to be sold, assigned or transferred under Rule 144 (provided that the Holder provides the Company with reasonable assurances that such Exchanged Warrant Shares are eligible for sale, assignment or transfer under Rule 144 which shall not include an opinion of the Holder’s counsel), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that the Holder provides the Company with an opinion of counsel to the Holder, in a generally acceptable form, to the effect that such sale, assignment or transfer of such Exchanged Warrant Shares may be made without registration under the applicable requirements of the 1933 Act or (v) if such legend is not required under applicable requirements of the 1933 Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to the foregoing, the Company shall no later than two (2) Trading Days (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade initiated on the date the Holder delivers such legended certificate representing such Exchanged Warrant Shares to the Company) following the delivery by the Holder to the Company or the transfer agent (with notice to the Company) of a legended certificate representing such Exchanged Warrant Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from the Holder as may be required above in this Section 3(b)(xviii), as directed by the Holder, either: (A) provided that the Company’s transfer agent is participating in the DTC Fast Automated Securities Transfer Program, credit the aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if the Company’s transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to the Holder, a certificate representing such Exchanged Warrant Shares that is free from all restrictive and other legends, registered in the name of the Holder or its designee. Section 6(e) of the July 2021 SPA is hereby amended, solely with respect to the Holder, to include any Exchanged Warrant Shares. The Company hereby acknowledges and agrees that the (i) November 2021 Exchanged Warrant Shares shall be issued without any legend or any restrictions or limitations on resale by the Holder and (ii) the Company shall remove any legend(s) affixed to the December 2021 Exchanged Warrant Shares on June 20, 2022 and any December 2021 Exchanged Warrant Shares issued on or after June 20, 2022 shall be issued without any legend or any restrictions or limitations on resale by the Holder.

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(xix) Placement Agent’s and Advisor’s Fees. The Company has not paid or incurred, and will not pay or incur, any brokerage or finder’s fees or commissions other financial advisory fees with respect to the transactions contemplated by this Agreement payable in cash. The Company agrees that it will not pay or incur any brokerage or finder’s fees or commissions other financial advisory fees with respect to any other financing transactions or any amendments or waivers to any existing financing transactions from the date hereof until the later of (x) the first date on which the resale by the Holder of all the Registrable Securities (as defined in each of the Registration Rights Agreements between the Company and the Holder dated as of February 23, 2021, May 24, 2021, June 4, 2021, July 22, 2021, August 18, 2021, September 1, 2021, November 11, 2021 and December 20, 2021) is declared effective by the SEC (and each prospectus contained therein is available for use on such date) and (y) the Shareholder Approval Date.

4.	CONDITIONS TO ComPANY’S OBLIGATIONs hereunder.

The obligations of the Company to the Holder hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Holder with prior written notice thereof:

(a) The Holder shall have duly executed this Agreement and delivered the same to the Company; and

(b) The representations and warranties of the Holder shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and the Holder shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Holder at or prior to the Closing Date.

5.	CONDITIONS TO HOLDER’S OBLIGATIONs HEREUNDER.

The obligations of the Holder hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Holder’s sole benefit and may be waived by the Holder in respect of itself at any time in its sole discretion by providing the Company with prior written notice thereof:

(a) The Company shall have duly executed this Agreement and delivered the same to the Holder;

(b) The Company shall have obtained the listing of all of the Exchanged Warrant Shares on each Eligible Market on which the Common Stock is then listed for trading;

(c) The representations and warranties of the Company under this Agreement shall be true and correct in all respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date;

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(d) The Common Stock (i) shall be designated for quotation or listed on the Principal Market and (ii) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market;

(e) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the transactions contemplated hereby; and

(f) Since the date hereof, no event that could be reasonably expected to cause a Material Adverse Effect shall have occurred.

6.	TERMINATION.

In the event that the Closing shall not have occurred by on or before five (5) Business Days from the date hereof, other than due to the Holder’s failure to satisfy the conditions set forth in Section 4 hereof, the Holder shall have the option to terminate this Agreement at the close of business on such date without liability of any party to any other party. Upon such termination, the terms hereof shall be null and void.

7.	MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

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(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e) Entire Agreement; Amendments. This Agreement shall supersede all other prior oral or written agreements among the Holder, the Company, their Affiliates and persons acting on their behalf with respect to the matters discussed herein and therein, and this Agreement, and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Holder, and any amendment to this Agreement made in conformity with the provisions of this Section 7(e) shall be binding on the Holder and the Company. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient); or (iii) three (3) Business Days after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to the Company:

Vinco Ventures, Inc.

6 North Main Street

Fairport, NY 14450

Telephone: (866) 900-0992

Facsimile: (908) 235-4373

Attention: Chief Executive Officer

E-Mail: Lking@Vincoventures.com

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With a copy (for informational purposes only) to:

Lucosky Brookman LLP

101 Wood Avenue South, 5th Floor

Woodbridge, New Jersey 08830

Telephone: (732) 395-4400

Facsimile: (732) 395-4401

Attention: Joseph Lucosky, Esq.; Adele Hogan, Esq.

E-Mail: jlucosky@lucbro.com; ahogan@lucbro.com

If to the Transfer Agent:

Nevada Agency and Transfer Company

50 W. Liberty Street, Suite 880

Reno, Nevada 89501

Telephone: (775) 322-0626

Facsimile: (775) 322-5623

Attention: Tiffany Baxter

E-Mail: stocktransfer@natco.com

If to the Holder, to its address, e-mail address and facsimile number set forth on the Schedule of Holders, with copies to such Holder’s representatives as set forth on the Schedule of Holders,

with a copy (for informational purposes only) to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

Telephone: (212) 756-2000

Facsimile: (212) 593-5955

Attention: Eleazer N. Klein, Esq.

E-mail: eleazer.klein@srz.com

or to such other address, e-mail address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change, provided that Schulte Roth & Zabel LLP shall only be provided copies of notices sent to the lead Holder. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or e-mail containing the time, date, recipient facsimile number and, with respect to each facsimile transmission, an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

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(g) Successors and Assigns. Notwithstanding anything to the contrary under the Outstanding Warrants, the November 2021 WEA, the December 2021 WEA and the Amendment Agreement dated as of March 9, 2022 by and between the Company, the Holder and solely with respect to Section 7(m)(v) therein, Cryptyde, Inc., as amended, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Outstanding Warrants or Exchanged Warrant Shares, except to the extent any Exchanged Warrant Shares are sold in the open market; provided that no Exchange Warrant Shares may be sold in the open market before the Minimum Holding Date.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i) Survival. The representations, warranties and covenants of the Company and the Holder contained herein shall survive the Closing and delivery of the Exchanged Warrant Shares.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(l) Fees and Expenses. The Company shall reimburse the Holder for its legal fees and expenses in connection with the preparation and negotiation of this Agreement and transactions contemplated thereby, by paying any such amount to Schulte Roth & Zabel LLP (the “Holder Counsel Expense”) by wire transfer of immediately available funds in accordance with the written instructions of Schulte Roth & Zabel LLP delivered to the Company on or prior to the Closing. The Holder Counsel Expense shall be paid by the Company whether or not the transactions contemplated by this Agreement are consummated. Except as otherwise set forth above, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the transactions contemplated hereby, if any.

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(m) Minimum Holdings. The Holder hereby agrees to be the holder of a number of shares of Common Stock that is not less than the number of Initial Exchanged Warrant Shares issued to the Holder pursuant to Section 1(a) until the earlier to occur of (i) June 17, 2022 and (ii) the day after the record date with respect to the first annual or special meeting of the Company’s stockholders held after the date hereof (the “Minimum Holding Date”). For the avoidance of doubt, this Section 7(m) shall not restrict the Holder from selling, transferring or otherwise disposing of any Initial Exchanged Warrant Shares issued to the Holder pursuant to Section 1(a) as long as the Holder continues to hold as of the close of business on any Trading Day during the period specified in the immediately preceding sentence a number of shares of Common Stock equal to the number of Initial Exchanged Warrant Shares issued to the Holder pursuant to Section 1(a).

(n) Waiver of Certain November 2021 and December 2021 Registration Rights. From the date hereof until October 9, 2022, the Holder hereby agrees to grant, free of charge, to the Company any reasonable and necessary waivers and extensions solely in connection with the Company’s obligations (i) to file an Initial Registration Statement pursuant to that certain Registration Rights Agreements between the Company and the Holder dated as of November 11, 2021, as amended (the “November 2021 RRA”), and that certain Registration Rights Agreements between the Company and the Holder dated as of December 20, 2021, as amended (the “December 2021 RRA” ), and (ii) to file a definitive proxy statement to approve the transactions contemplated by the November 2021 WEA and December 2021 WEA; provided, however, the Holder shall retain the right to deliver an Alternate Exercise Notice (as defined in each of the November 2021 WEA and December 2021 WEA) to the Company as permitted pursuant to the terms thereof.

(o) Options and Convertible Securities. Notwithstanding anything to the contrary contained in any agreement entered into by the Company and the Holder on or prior to the date hereof, the Company shall not amend, modify or otherwise change the terms of any Options or Convertible Securities after their respective issuance (whether such Options or Convertible Securities were issued on or prior to the date hereof or will be issued at any time after the date hereof), unless Hudson Bay Master Fund Ltd. so long as it or any of its Affiliates holds any of the Outstanding Warrants, consents to such amendment, modification or change in writing prior to the effective date of such amendment, modification or change.

(p) Amendment of Outstanding Warrants. The Company and the Holder, representing the Required Holders under each of the Outstanding Warrants, hereby agree as of the date hereof, as follows:

(i) Section 2(e) of the Outstanding Warrants is hereby and amended and restated, as follows:

“Voluntary Adjustment By Company. Subject to the rules and regulations of the Principal Market, the Company may at any time during the term of this Warrant, with the prior written consent of the Holder, reduce or increase the then current Exercise Price to any amount and for any period of time deemed appropriate by the board of directors of the Company.”

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(ii) Section 4(c) of the Outstanding Warrants is hereby and amended and restated, as follows:

“Black Scholes Value. Notwithstanding the foregoing and the provisions of Section 4(b) above, at the request of the Holder delivered at any time commencing on the earliest to occur of (x) the public disclosure of any Fundamental Transaction, (y) the consummation of any Fundamental Transaction and (z) the Holder first becoming aware of any Fundamental Transaction through the date that is ninety (90) days after the public disclosure of the consummation of such Fundamental Transaction by the Company pursuant to a Current Report on Form 8-K filed with the SEC, the Company or the Successor Entity (as the case may be) shall purchase this Warrant from the Holder on the date of such request by paying to the Holder cash in an amount equal to the Black Scholes Value of the unexercised portion of this Warrant; provided, however, that, if such Fundamental Transaction is not within the Company’s control, including not approved by the Company’s Board of Directors, the Holder shall only be entitled to receive from the Company or any Successor Entity, the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of this Warrant, that is being offered and paid to the holders of Common Stock of the Company in connection with such Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with such Fundamental Transaction; provided, further, that if holders of Common Stock of the Company are not offered or paid any consideration in such Fundamental Transaction, such holders of Common Stock will be deemed to have received common stock of the Successor Entity (which Successor Entity may be the Company following such Fundamental Transaction) in such Fundamental Transaction. Payment of such amounts shall be made by the Company (or at the Company’s direction) to the Holder on or prior to the later of (x) the second (2nd) Trading Day after the date of such request and (y) the date of consummation of such Fundamental Transaction.”

(iii) The definition of “Black-Scholes Value” set forth in (i) Section 19(j) of the November 2021 Warrants and (ii) Section 19(h) of the December 2021 Warrants, is being amended and restated, as follows:

““Black Scholes Value” means the value of this Warrant calculated using the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of the date of the Holder’s request pursuant to Section 4(c), (ii) an expected volatility equal to the greater of 100% or the implied volatility as of the Trading Day immediately following the earliest to occur of (A) the public disclosure of the applicable Fundamental Transaction, and (B) the date of the Holders’ request pursuant to Section 4(c), (iii) the underlying price per share used in such calculation shall be the highest VWAP of the Common Stock during the five (5) Trading Days immediately prior to the consummation of such Fundamental Transaction, (iv) a strike price equal to the Exercise Price in effect on the date of the Holder’s request pursuant to Section 4(c), (v) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Expiration Date, and (vi) a zero cost of borrow.”“

(iv) Section 2(b)(iii) of the Outstanding Warrants is hereby deleted in its entirety.

(v) The definition of “Initial Exercisability Date” set forth in (i) Section 19(x) of the November 2021 Warrants and (ii) Section 19(x) of the December 2021 Warrants, is being amended and restated, as follows:

““Initial Exercisability Date” means May 12, 2022.”

(q) Stockholder Meetings. By no later than May 12, 2022, the Company shall file with the SEC a definitive proxy statement (the “Proxy Statement”), in the form which has been previously reviewed by the Buyers and Schulte Roth & Zabel LLP, at the expense of the Company, for a special meeting of holders of Common Stock (the “Stockholder Meeting”), soliciting each such stockholder’s affirmative vote at the Stockholder Meeting for approval of resolutions (“Stockholder Resolutions”) providing for (x) the issuance of all the shares of Common Stock issuable pursuant to the Outstanding Warrants and (ii) resolutions approving this Agreement transactions contemplated herein, and the Company shall use its reasonable best efforts to solicit its stockholders’ approval of such Stockholder Resolutions and to cause the Board of Directors of the Company to recommend to the stockholders that they approve the Stockholder Resolutions. The Stockholder Meeting shall be promptly called and held not later than June 4, 2022 if there are no comments from the SEC or the Principal Market or July 4, 2022 in the event there is a SEC comment process or similar process with the Principal Market (the “Stockholder Meeting Deadline”). If, despite the Company’s reasonable best efforts, any of the Stockholder Resolutions are not approved at the Stockholder Meeting, the Company shall cause an additional Stockholder Meeting to be held every thirty (30) days thereafter until the approval of each Stockholder Resolution is obtained.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature pages to this Agreement to be duly executed as of the date first written above.

COMPANY:

VINCO VENTURES, INC.

By:
	Name:	Lisa King
	Title:	Chief Executive Officer

[Signature Page to Exchange Agreement]

IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature pages to this Agreement to be duly executed as of the date first written above.

HOLDER:

HUDSON BAY MASTER FUND LTD.

By:
Name:
Title:

Initial November 2021 Exchanged Warrants:

Initial December 2021 Exchanged Warrants:

[Signature Page to Exchange Agreement]

SCHEDULE I

(1)	(2)	(3)	(4)
Holder	Address and Facsimile Number	DWAC Instructions	Legal Representative’s Address and Facsimile Number